                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                              BANC ONE CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                  Ohio                                     31-0738296
 -------------------------------------     ------------------------------------
 (State or other jurisdiction of           (I.R.S. Employer Identification No.)
  incorporation or organization)


100 East Broad Street, Columbus, Ohio                    43271-0261
------------------------------------------------------------------------------
(Address of Principal Executive Offices)                 (Zip Code)



                    Premier Bancorp, Inc. Savings Plus Plan
--------------------------------------------------------------------------------
                            (Full title of the plan)



                           Steven Alan Bennett, Esq.
                              BANC ONE CORPORATION
               100 East Broad Street, Columbus, Ohio  43271-0158
--------------------------------------------------------------------------------
                    (Name and address of agent for service)


                                  614/248-7590
--------------------------------------------------------------------------------
         (Telephone number, including area code, of agent for service)


                                With Copies to:
                            Kenneth L. Wagner, Esq.
                              BANC ONE CORPORATION
               100 East Broad Street, Columbus, Ohio  43271-0158
                                  614-248-5304

                        Calculation of Registration Fee

                                     Proposed     Proposed
                                     maximum       maximum
                         Amount      offering     aggregate     Amount of
 Title of securities     to be        price       offering    registration
  to be registered     registered  per share(1)     price         fee
---------------------  ----------  ------------  -----------  ------------

Common Stock (2)         125,000      $36.32      $4,540,000      $1566


Interests in the
Premier Bancorp, Inc.
Savings Plus Plan (3)

================================================================================
(1) Estimated solely for purpose of computing the registration fee based upon the average of the high and low trade prices of the Common Stock as reported on the New York Stock Exchange on January 22, 1996.

(2) The shares of Common Stock to be registered consist of shares to be acquired by the trustee pursuant to the operation of the Premier Bancorp, Inc. Savings Plus Plan.

(3) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.


                         ------------------------------

Exhibit Index on page II-7.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  Incorporation of Documents by Reference.
         ---------------------------------------

   The following documents previously filed by BANC ONE CORPORATION (the "Registrant") and the Premier Bancorp, Inc. Savings Plus Plan (the "Plan") with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated by reference in this Registration Statement:

   1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (as amended by Form 10-K/A filed April 4, 1995 and Form 10-K/A filed June 29, 1995).

   2. The Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 1994.

   3. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995.

   4. The Registrant's Current Reports on Form 8-K dated July 19, 1995 and July 24, 1995.

   5. The description of the Registrant's common stock set forth in the Registrant's Registration Statement on Form 8-B dated May 1, 1989, including any amendment or report filed for the purpose of updating such description.

   In addition, all documents subsequently filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 4.  Description of Securities.
         -------------------------

       Not Applicable.


ITEM 5.  Interests of Named Experts and Counsel.
         --------------------------------------

       Not Applicable.


ITEM 6.  Indemnification of Directors and Officers.
         -----------------------------------------

       Section 1701.13(E) of the Ohio General Corporation Law sets forth provisions which define the extent to which a corporation may indemnify directors, officers and employees. Those provisions have been adopted by the Registrant in Article V of the Registrant's Code of Regulations. Article V provides for the indemnification or the purchase of insurance for the benefit of the directors, officers, employees and agents of the Registrant in the event such persons are subject to legal action as a result of actions in their capacities as directors, officers, employees or agents of the Registrant. The

Registrant has entered into indemnification agreements with its directors and executive officers that provide for indemnification unless the indemnitee's conduct is finally adjudged by a court to be knowingly fraudulent, deliberately dishonest or willful misconduct. The Registrant indemnifies other officers, employees or agents provided such persons acted in good faith and in a manner which they reasonably believed to be in or not opposed to the best interest of the Registrant or, with respect to criminal actions, had no reason to believe was unlawful.


ITEM 7.  Exemption from Registration Claimed.
         -----------------------------------

       Not Applicable.


ITEM 8.  Exhibits.
         --------

   The following exhibits are filed herewith except those indicated which have been filed previously as shown below and which are incorporated herein by reference.

   4 Amended Articles of Incorporation of the Registrant (incorporated by reference from Exhibit 3.1 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1991).

   23.1     Consent of Coopers & Lybrand L.L.P.

   23.2     Consent of KPMG Peat Marwick LLP.

   24.1 Power of attorney of the directors and certain officers of the Registrant (contained elsewhere in Part II of this Registration Statement).

   24.2 Power of attorney of the members of the Benefits Committee of Banc One Louisiana Corporation (contained elsewhere in Part II of this Registration Statement).

The Registrant undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.


ITEM 9.  Undertakings.
         ------------

   A.  The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on January 26, 1996.


                                BANC ONE CORPORATION


                                By:  /s/ Roman J. Gerber
                                     --------------------------------
                                     Roman J. Gerber
                                     Executive Vice President



                               POWER OF ATTORNEY

We, the undersigned officers and directors of BANC ONE CORPORATION, hereby severally constitute and appoint William P. Boardman, Roman J. Gerber, William
C. Leiter, George R. L. Meiling or Michael J. McMennamin, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

WITNESS our hands and common seal on the dates set forth below.

Pursuant to the requirements of the Securities Act of 1933, this Registration
-----------------------------------------------------------------------------
Statement has been signed by the following persons in the capacities and on the
-------------------------------------------------------------------------------
dates indicated:
---------------

         Signature                       Title                  Date
         ---------                       -----            -----------------


 /s/ John B. McCoy               Chairman of the Board    January 26, 1996
-------------------------------  (Principal Executive
John B. McCoy                    Officer and Director)


 /s/ Richard J. Lehmann          President and Director   January 26, 1996
------------------------------
Richard J. Lehmann

         Signature                       Title                  Date
         ---------                       -----             ----------------


 /s/ Michael J. McMennamin       Executive Vice President  January 26, 1996
-------------------------------  (Principal Financial
Michael J. McMennamin            Officer)



 /s/ William C. Leiter           Controller (Principal     January 26, 1996
-------------------------------  Accounting Officer)
William C. Leiter


 /s/ Charles E. Exley            Director                  January 26, 1996
-------------------------------
Charles E. Exley


 /s/ E. Gordon Gee               Director                  January 26, 1996
-------------------------------
E. Gordon Gee


 /s/ John R. Hall                Director                  January 26, 1996
-------------------------------
John R. Hall


 /s/ Laban P. Jackson, Jr.       Director                  January 26, 1996
-------------------------------
Laban P. Jackson, Jr.


 /s/ John W. Kessler             Director                  January 26, 1996
-------------------------------
John W. Kessler


 /s/ John G. McCoy               Director                  January 26, 1996
-------------------------------
John G. McCoy


 /s/ Richard L. Scott            Director                  January 26, 1996
-------------------------------
Richard L. Scott


 /s/ Thekla R. Shackelford       Director                  January 26, 1996
-------------------------------
Thekla R. Shackelford


 /s/ Alex Shumate                Director                  January 26, 1996
-------------------------------
Alex Shumate


 /s/ Frederick P. Stratton, Jr.  Director                  January 26, 1996
-------------------------------
Frederick P. Stratton, Jr.


 /s/ Robert D. Walter            Director                  January 26, 1996
-------------------------------
Robert D. Walter

The Plan.  Pursuant to the requirements of the Securities Act of 1933, the
--------
members of the Benefits Committee of Banc One Louisiana Corporation, the administrator of the Plan, have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge and State of Louisiana on January 26, 1996.

                               POWER OF ATTORNEY

We, the undersigned members of the Benefits Committee of Banc One Louisiana Corporation, hereby severally constitute and appoint William P. Boardman, Roman
J. Gerber, William C. Leiter, George R. L. Meiling or Michael J. McMennamin and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for each of the undersigned committee members and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and any subsequent registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, we have signed this Power of Attorney in the capacities indicated on the dates indicated.

         Signature                       Title                  Date
         ---------                       -----            -----------------


 /s/ G. Lee Griffin              Member,                   January 26, 1996
-------------------------------  Benefits Committee
G. Lee Griffin


 /s/ R. Neil Williams            Member,                   January 26, 1996
-------------------------------  Benefits Committee
R. Neil Williams


 /s/ James H. Napper, II         Member,                   January 26, 1996
-------------------------------  Benefits Committee
James H. Napper, II


 /s/ C. Brent McCoy              Member,                   January 26, 1996
-------------------------------  Benefits Committee
C. Brent McCoy


 /s/ Nancy M. Richmond           Member,                   January 26, 1996
-------------------------------  Benefits Committee
Nancy M. Richmond

                                 EXHIBIT INDEX


Exhibit No.                      Description of Exhibit
-----------  --------------------------------------------------------------


   23.1      Consent of Coopers & Lybrand L.L.P.

   23.2      Consent of KPMG Peat Marwick LLP.